UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – January 3, 2011

WEST PHARMACEUTICAL SERVICES INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2011, Steven A. Ellers resigned as President and Chief Operating Officer and our Board of Directors appointed Jeffrey C. Hunt as President, Pharmaceutical Packaging Systems.  In his new role, Mr. Hunt will succeed Mr. Ellers as head of our Pharmaceutical Packaging Systems business.  Mr. Ellers, who intends to retire during the first half of 2011, will provide transitional support to Mr. Hunt and other senior management.

Item 7.01.  Regulation FD Disclosure.

On January 3, 2011, our Board also appointed Warwick Bedwell as President, Pharmaceutical Packaging Systems Asia-Pacific Region, succeeding Ron Van Dijk, who has concluded his assignment in Asia.  Mr. Bedwell will report to Mr. Hunt.

We issued a press release describing these management changes on January 5, 2011, which is attached to this Report as Exhibit 99.1

The information in this Form 8-K under Item 7.01 and in Exhibit 99.1 is not considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	West Pharmaceutical Services, Inc. Press Release, dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

January 5, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Press Release, dated January 5, 2011.